Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Titan Computer Services Inc.
Spring Valley, NY

We hereby consent to the inclusion in this Registration Statement on form S-1 of our report dated December 7 , 2015 relating to the financial statements of Titan Computer Services Inc. as of and for the years ended December 31, 2014 and 2013.

We further consent to being named as “Experts” in accounting and auditing as defined in the report.

/s/ZBS Group LLP

Plainview, New York
January 19, 2016